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                                                                    Exhibit 99.1

                       SPELLING ENTERTAINMENT GROUP, INC.
                             1987 STOCK OPTION PLAN



     The Spelling Entertainment Group Inc. 1987 Stock Option Plan, originally effective as of April 14, 1987, is amended and restated in its entirety, effective as of September 1, 1996, as follows:

I.   PURPOSE

     The purpose of the Plan is to promote the interests of Spelling Entertainment Group Inc., a corporation duly incorporated under the laws of the State of Delaware ("Company") and its stockholders, by encouraging certain present and future key employees and directors of the Company and its subsidiaries, to purchase shares of common stock ($.001 par value) of the Company ("Common Stock"), and to increase their personal and proprietary interest in the success of the Company, and to act as an incentive to continue their employment or association with the Company or its subsidiaries. It is further intended that options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or shall constitute non-qualified stock options as described in Treasury Regulation Section 1.83-7 to which
Section 421 does not apply.


II.  ADMINISTRATION

     2.1 The Plan shall be administered by the Board of Directors or in its discretion by a committee ("Committee"), comprised of not less than two non-employee directors appointed by the Board of Directors. Only non-employee directors (as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("1934 Act")) shall be eligible to serve on the Committee. The Board of Directors may, from time to time, at its sole discretion, remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such time and place as it determines advisable. A majority of the Committee shall constitute the quorum; and the acts of a majority of the members present at any meeting, or acts reduced to and approved in writing by a majority of the Committee, shall be valid acts of the Committee. The Board of Directors (or the Committee, if applicable) shall have the sole power to grant options pursuant to the Plan, including the determination of the persons to whom options shall be granted, the times when they shall receive them, the option price of each option, and the number of shares to be subject to each option. All such actions by the Board of Directors (or the Committee, if applicable), with respect to officers and directors of the Company and its subsidiaries, shall be evidenced by written documentation properly executed on its behalf.

     2.2 Incentive stock options granted pursuant to the Plan are intended to be "incentive stock options" within the meaning of Section 422 of the Code, and the interpretation by the Board of
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Directors (or the Committee, if applicable) of any provision of the Plan or of any incentive stock option agreement entered into hereunder shall be in accordance with Section 422 of the Code and Regulations issued thereunder as such Section or Regulations may be amended from time to time, in order that the rights granted hereunder and under said option agreement shall constitute "incentive stock options" within the meaning of such Section. Non-qualified options granted pursuant to the Plan are intended to be non-qualified stock options described in Treasury Regulation Section 1.83-7 to which Section 421 of the Code does not apply, and the interpretation by the Board of Directors (or the Committee, if applicable) of any provision of the Plan or of any non-qualified stock option agreement entered into hereunder shall be in accordance with Treasury Regulation Section 1.83-7 as such Regulation may be amended from time to time, in order that the rights granted hereunder and under said option agreement shall constitute "non-qualified stock options" within the meaning of such Regulation. The Board of Directors (or the Committee, if applicable) shall have the sole authority and power, subject to the express provisions and limitations of the Plan, to construe the Plan and option agreements granted thereunder, and to adopt, prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all determinations necessary or advisable for administering the Plan. The interpretation and construction by the Board of Directors (or the Committee, if applicable) of any provisions of the Plan or of any option granted thereunder shall be final and conclusive, unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

     2.3 All options granted under the Plan shall be evidenced by written option agreements signed by an officer of the Company and the person receiving the option. Subject to the requirement that incentive stock options only be granted to employees of the Company, an optionee may be granted incentive stock options or non-qualified stock options or both under the Plan; provided, however, that the grant of incentive stock options and non-qualified stock options to an optionee shall be the grant of separate options and each incentive stock option and each non-qualified stock option shall be specifically designated as such in accordance with the applicable provisions of the Treasury Regulations.

     2.4 The Committee shall report to the Board of Directors with respect to all acts taken by the Committee.


III. ELIGIBLE PARTICIPANTS

     3.1 All directors, officers and other key employees of the Company or its subsidiary corporations, as such term is defined in Section 424(f) of the Code ("subsidiary corporations or subsidiaries"), shall be eligible to participate under the Plan with respect to both incentive stock options and non-qualified stock options; provided, however, that no director of the Company or its subsidiaries shall be eligible to receive an incentive stock option unless, in addition to being a director, he is an employee of the Company or its subsidiaries in a class eligible to receive incentive stock options. No person, however, shall be eligible to receive an option under the Plan if he is a member of the Committee or directly or indirectly owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or of its parent or any of its subsidiaries.

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     3.2  An individual may hold more than one option, and may be granted additional options from time to time, as the Board of Directors (or the Committee, if applicable) may determine, but only on the terms and subject to the restrictions herein set forth.

IV.  SHARES SUBJECT TO THE PLAN

     4.1 Shares subject to the options will be shares of the Company's authorized but unissued Common Stock, or treasury shares reacquired by the Company or any combination thereof.

     4.2 The aggregate number of shares of Common Stock of the Company which may be issued or delivered upon the exercise of all incentive stock options and non-qualified stock options granted under the Plan shall not exceed 5,000,000 shares, subject to adjustment as provided in Article VI hereof. In the event any option granted under the Plan shall expire, terminate or be surrendered without having been exercised in full, the common shares of the Company for which such option or unexercised portion thereof were granted shall be available again for future grant of options pursuant to the Plan.


V.   TERMS AND CONDITIONS OF OPTIONS

     5.1 Each option shall state the number of shares of Common Stock to which it pertains, and shall state the option price, which price in the case of an incentive stock option shall not be less than 100% of the fair market value of such shares on the date on which the option was granted. With respect to a non-qualified stock option, the price shall not be less than 50% of the fair market value of such shares on the date on which the option was granted; provided, however, that in the event of a corporate change (described in Section 6.1 and/or 6.2) pursuant to which options are to be issued in substitution for such options, the Board of Directors (or the Committee, if applicable) may approve option prices at lower percentages of fair market value than set forth above. Subject to Section 5.2, the Board of Directors (or the Committee, if applicable) shall exercise its best judgment in good faith in fixing the option price, shall have full authority and discretion to do so, and shall be fully protected in so doing. The option price shall be payable in United States dollars upon exercise of the option, and may, subject to applicable provisions of Delaware law, be in cash or by check, or in such other manner as determined by the Board of Directors (or the Committee, if applicable) in order to facilitate the exercise of the option, including, but not limited to, payment by shares of Common Stock or payment through a broker-dealer sale and remittance procedure pursuant to which the optionee (a) shall provide irrevocable written instructions to a brokerage firm selected by the optionee to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (b) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

     5.2 The fair market value per share of Common Stock shall be determined by the Board of Directors (or the Committee, if applicable) in accordance with the following provisions:

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          A.   If the Common Stock is listed or admitted to trading on a
national stock exchange or the NASDAQ National Market (collectively, the "Exchange(s)"), then the fair market value shall be the closing selling price per share on the date in question on the Exchange determined by the Board of Directors (or the Committee, if applicable) to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such Exchange. If there is no reported sale of Common Stock on such Exchange on the date in question, then the fair market value shall be the closing selling price on the Exchange on the last preceding date for which such quotation exists.

          B. If the Common Stock is not at the time listed or admitted to trading on an Exchange but is traded on the NASDAQ Small Cap Market, the fair market value shall be the selling price per share for the last trade on the last preceding trading date, as such price is reported in the Wall Street Journal.

          C. If the Common Stock is not at the time listed or admitted to trading on any Exchange and is not traded on the NASDAQ Small Cap Market, the fair market value on the date in question shall be determined in good faith by the Board of Directors (or the Committee, if applicable).

     5.3 Notwithstanding Section 5.1, the aggregate fair market value (determined as of the time each respective incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed the sum of $100,000.

     5.4 The period of time within which an option may be exercised shall be determined in each case by the Board of Directors (or the Committee, if applicable), but shall in no event exceed ten years from the date of grant, at which time any unexercised option shall expire. Each option shall be exercisable in such installments, which need not be equal, upon such contingencies as the Board of Directors (or the Committee, if applicable) shall determine; provided, however, that if an optionee shall not in any given installment period purchase all the shares which such optionee is entitled to purchase in such installment period, such optionee's right to purchase any shares not purchased in such installment period shall continue until expiration of such option. The Board of Directors (or the Committee, if applicable) may at its discretion, subsequent to the grant of any option, accelerate the date on which any or all of the installments may become exercisable. No option may be exercised for a fraction of a share, but a cash payment in lieu of a fractional share may be made if appropriate in the event that options for fractional shares are created pursuant to any adjustment made under Article VI below.

     Directors and officers who fall within the definition of "officer" under Rule 16a-1(f) promulgated under the 1934 Act shall deliver to the Corporate Secretary of the Company an executed notice of his/her intention to sell shares of Common Stock acquired upon exercise, in whole or in part, of an option granted hereunder. Such notice, in which there is specified the number of shares which are to be sold and the date such shares were acquired, shall be provided at least one full business day in advance of the proposed date of sale.

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     5.5  An optionee may not exercise his/her stock option unless he/she has been in the service of the Company or one of its subsidiaries as an employee or director for a period of at least twelve months from the date of the granting of such option. Except as provided in Section 5.7 below, an optionee may not exercise his/her incentive stock option unless he/she has been in the employ of the Company or one of its subsidiaries continuously during the period beginning on the date of the granting of the incentive stock option and ending on the day three months before the date of such exercise. Continuous employment shall not be deemed to be interrupted by transfers between subsidiaries or between parent and subsidiary, whether or not effected by termination from one entity or rehire by another. All employment with the Company and all subsidiaries shall be totaled and considered as one employment for purposes of this Plan, provided there is no such interval between employments, as, in the opinion of the Board of Directors (or the Committee, if applicable) shall be deemed to break continuity of service. The Board of Directors (or the Committee, if applicable) shall in its discretion determine the effect of approved leaves of absence and all other matters affecting "continuous employment".

     5.6 Subject to earlier expiration as provided in Section 5.4, above, if an optionee ceases to be employed by the Company or a subsidiary corporation (or, if applicable, ceases to serve as a non-employee director of the Company or a subsidiary corporation) for any reason other than death or permanent and total disability, such optionee's option or options shall expire in the case of an incentive stock option, not more than three months thereafter and in the case of a non-qualified option, not more than two years thereafter, and during such period after such optionee ceases to be an employee (or non-employee director, if applicable), such option or options shall be exercisable only to the extent exercisable on the date on which the optionee ceased to be employed by the Company or such subsidiary corporation (or ceased to serve as a non-employee director, if applicable). Notwithstanding the foregoing, the Board of Directors (or the Committee, if applicable) may, in its sole discretion, permit a non-qualified option to remain exercisable (with or without continued vesting) for an additional period after such termination as the Board of Directors (or the Committee, if applicable) may prescribe, but in no event after the expiration of the option.

     5.7 If the optionee shall die or become subject to a permanent and total disability (as defined in Section 22(e)(3) of the Code) while employed by the Company or any of its subsidiaries (or, if applicable, while serving as a non-employee director of the Company or any of its subsidiaries), the option may (subject to earlier expiration under Section 5.4 above) be exercised as the case may be, by the optionee or by his/her personal representatives or persons to whom his/her rights under the option shall pass by will or the laws of descent and distribution; provided, however, with respect to an incentive stock option such right must be exercised, if at all, within a period of not more than one year after his/her death or permanent and total disability and further provided with respect to a non-qualified option granted on or after September 1, 1996, such right must be exercised, if at all, within a period of three years after his/her death or permanent and total disability. The option may be exercised only as to those shares of Common Stock with respect to which installments had accrued as of the date of death. No transfer of an option by the employee by will or by the laws of descent and distribution shall be effective, nor shall any designation of a person who may exercise the option after the optionee's death be effective, to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Board of Directors (or the

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Committee, if applicable) may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees or designee of the terms and conditions of the option.

     5.8 No option granted under this Plan shall be transferable otherwise than by will (and in accordance with Section 5.7 hereof) or the laws of descent and distribution and an option may be exercised, during the lifetime of the optionee, only by him/her.

     5.9 An optionee or transferee of an option shall have no rights as a stockholder with respect to any shares of Common Stock covered by his/her option until the date of the issuance of a stock certificate to him/her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article VI below.

     5.10 Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors (or the Committee, if applicable) may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). The Board of Directors (or the Committee, if applicable) shall not, however, modify any outstanding incentive stock options so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefor specifying a lower price.

     5.11 The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Board of Directors (or the Committee, if applicable) shall deem advisable. Any incentive stock option agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422 of the Code, or to conform to any change in the law. At the time of exercise of any option, the Board of Directors (or the Committee, if applicable) may require the holder of such option to execute any documents or take any actions that may be then necessary to comply with the Securities Act of 1933 and the rules and regulations adopted thereunder, and any other applicable federal or state laws for the purpose of regulating the sale and issuance of securities, and the Board of Directors (or the Committee, if applicable) may, if it deems necessary, include provisions in the stock option agreements to ensure such compliance. The Company may, from time to time, change its requirements with respect to enforcing compliance with federal and state securities laws including the request for and enforcement of letters of investment intent, such requirements all to be determined by the Company in its judgment as necessary to ensure compliance with said laws. Such changes may be made, with respect to any particular option or shares of Common Stock issued under exercise thereof, prior to or after the exercise of such option. No shares shall be issued and delivered upon the exercise of an option unless such issuance, in the judgment of the Board of Directors (or the Committee, if applicable), is in full compliance with all applicable laws, governmental rules and regulations and undertakings of the Company made under the Securities Act of 1933 and stock exchange agreements of the Company.

     5.12 As a condition to the exercise, in whole or in part, of any option, the Board of Directors (or the Committee, if applicable) may in its sole discretion require the optionee to pay, in

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addition to the purchase price of the shares of Common Stock covered by the option, an amount equal to any federal, state and local taxes that may be required to be withheld in connection with the exercise of such option or the transfer of Common Stock pursuant to such exercise.


VI.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     6.1 The aggregate number and class of shares as to which options may be granted under the Plan, the number and class of shares subject to each outstanding option, the price per share thereof (but not the total price), and the minimum number of shares as to which an option may be exercised at any one time, shall all be proportionately adjusted in the event of any change or increase or decrease in the number of the issued shares of Common Stock, without receipt of consideration by the Company, which results from a split-up or consolidation of shares, payment of a stock dividend, a recapitalization, a combination of shares or other like capital adjustment, so that upon exercise of the option the optionee shall receive the number and class of shares he/she would have received had he/she been the holder of the number of Common Shares for which the option is being exercised immediately before the effective date of such change or increase or decrease in the number of issued shares of Common Stock.

     6.2 Subject to any required action by its stockholders, if the Company shall be the surviving corporation in any reorganization, merger or consolidation, the aggregate number and class of shares on which options may be granted under the Plan, together with each outstanding option, shall be proportionately adjusted so as to apply to the securities to which the holder of the number of shares of stock of the Company subject to the Plan or to any outstanding option would have been entitled.

     6.3 The Board of Directors (or the Committee), in its discretion, has the right to accelerate unvested options (subject to the restrictions of Section 422(d) of the Code with respect to incentive stock options), in connection with
(i) any tender offer for a majority of the outstanding shares of Common Stock by any person or entity; (ii) any proposed sale or conveyance of all or substantially all of the property and assets of the Company; (iii) any proposed consolidation or merger of the Company with or into any other corporation, unless the Company is the surviving corporation; or (iv) the Company entering into a "going private" transaction (as defined in Rule 13e-3 of the 1934 Act). In the case of such accelerated vesting, the Company shall give written notice to the holder of any option that such option may be exercised even though the option or a portion thereof would not otherwise have been exercisable had the foregoing event not occurred. In such event, the Company shall permit the holder of any option to exercise during the time period specified in the Company's notice, which period shall not be less than ten days following the date of notice. Upon consummation of the "going private" transaction, tender offer or proposed sale, conveyance, consolidation or merger to which such notice shall relate, all rights under said option which shall not have been so exercised shall terminate unless the agreement governing the transaction shall provide otherwise

     6.4 In the event of a change in the stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, or to a change of all of its authorized shares without par value

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into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the stock of the Company within the meaning of the Plan.

     6.5 To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustment shall be made by the Board of Directors (or the Committee, if applicable), whose determination in that respect shall be final, binding and conclusive, provided that each incentive stock option granted pursuant to this Plan shall not be adjusted in a manner that causes the incentive stock option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

     6.6 The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.


VII. INDEMNIFICATION OF THE BOARD OF DIRECTORS (OR THE COMMITTEE, IF APPLICABLE)

      In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Board of Directors (or the Committee, if applicable) shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as of which it shall be adjudged in such action, suit or proceeding that such Board (or Committee, if applicable) member is liable for negligence or misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding a Board (or Committee, if applicable) member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.


VIII. TERMS APPLICABLE TO INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK
      OPTIONS.

     8.1 The following terms and conditions shall also apply to the grant of incentive stock options under this Plan:

          A. The option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the option is exercised for one or more shares of Common Stock: (i) more than three months after the date the optionee ceases to be an employee for any reason other than death or permanent and total disability.

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          B.   If the option is to become exercisable in a series of
installments as indicated in the option agreement, no such installment shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate fair market value (determined at the grant date) of the Company's Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which such option or one or more other incentive stock options granted to the optionee prior to the grant date (whether under the Plan or any other option plan of the Company or any parent or subsidiary), first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars in the aggregate. Should the number of shares of Common Stock for which such option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar limitation, such option may nevertheless be exercised for those excess shares in such calendar year as a non-qualified option.

          C. Should the exercisability of the option be accelerated upon a corporate transaction in accordance with Section 6.3, then such option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate fair market value (determined at the grant date) of the Company's Common Stock for which such option first becomes exercisable in the calendar year in which the corporate transaction occurs does not, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which such option or one or more other incentive stock options granted to the optionee prior to the grant date (whether under the Plan or any other option plan of the Company or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars in the aggregate. Should the number of shares of Common Stock for which such option first becomes exercisable in the calendar year of such corporate transaction exceed the applicable One Hundred Thousand Dollar limitation, the option may nevertheless be exercised for the excess shares in such calendar year as a non-qualified stock option.

          D. Should the optionee hold, in addition to the foregoing option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as such option, then the foregoing limitations on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

          E. Notwithstanding the designation of an option as an incentive stock option in the option agreement, an option shall not qualify as an incentive under the Federal tax laws if the Optionee directly or indirectly owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or its parent corporation or any of its subsidiary corporations, unless the option price is at least 110% of the fair market value per share of Common Stock subject to such option on the grant date and the expiration date is no later than five years after the grant date.

          F. To the extent an option should fail to qualify as an incentive stock option under the Federal tax laws, the Optionee will recognize compensation income in connection with the acquisition of one or more shares of Common Stock subject thereto, and the optionee must make

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appropriate arrangements for the satisfaction of all Federal, state or local income and employment tax withholding requirements applicable to such compensation income.

     8.2 In the event an option is designated a non-qualified stock option in the option agreement, the optionee shall make appropriate arrangements with the Company (or any parent or subsidiary employing the optionee) for the satisfaction of all Federal, state or local income tax and employment tax withholding requirements applicable to the exercise of such option.


IX.  TERMINATION AND AMENDMENT OF THE PLAN

     9.1 The term during which options may be granted under this Plan shall expire on April 13, 1997.

     9.2 The Board of Directors of the Company may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall (a) change the designation of the class of employees eligible to receive incentive stock options and/or options under the Plan in general, or
(b) increase the total number of shares for which stock options may be granted under the Plan. No termination or amendment to this Plan may, without the consent of an optionee, terminate his option or materially or adversely affect his rights under any outstanding options, including, but not limited to, the disqualification of his option as an incentive stock option.


X.   APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Common Stock pursuant to options will be used for general corporate purposes.

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